UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 22, 2009

Lattice Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court

Hillsboro, Oregon 97124-6421

(Address of principal executive offices, including zip code)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Lattice Semiconductor Corporation (“Lattice”) recently provided notice to certain distributors in Taiwan and China, including Promaster Technology Corporation and Promaster Technology Corporation (Shanghai) (collectively, “Promaster”), of Lattice’s intention to terminate the distribution agreements between Lattice and those distributors, effective June 6, 2009. This action was taken by Lattice in connection with the restructuring of its distribution channels in Greater China, including Taiwan and China. Promaster accounted for approximately 10% of Lattice’s revenue in each of fiscal 2008 and 2007.

In connection with the termination of the distribution agreements, Lattice intends to exercise its contractual rights to repurchase from the terminated distributors approximately $2.8 million in inventory. Lattice anticipates that it will sell the majority of this repurchased inventory to its new distribution partners in Greater China during the second quarter of fiscal 2009. Lattice anticipates the effect of these transactions will be an aggregate increase in cost of products sold of approximately $1.4 million during the second and third quarters of fiscal 2009 as this inventory is resold or scrapped compared to normal operations.

Forward-Looking Statements Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements, including statements relating to Lattice’s intention to repurchase approximately $2.8 million in inventory from terminated distributors, Lattice’s anticipated resale of a portion of this repurchased inventory to new distribution partners in the second quarter of fiscal 2009, and the anticipated impact that these transactions will have on Lattice’s cost of products sold during the second and third fiscal quarter of 2009. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, any changes in Lattice’s intentions regarding whether to repurchase inventory and in what amounts, Lattice’s ability to resell all or any portion of the repurchased inventory to its new distribution partners, the revenue generated from and costs associated with any such resales, the amount of such repurchased inventory that is eventually resold or scrapped, and other risks described in Lattice’s SEC filings, including its most recent Annual Report on Form 10-K. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date of this report. Lattice undertakes no obligation to update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: April 22, 2009	By:	/s/ Byron W. Milstead
Byron W. Milstead
Corporate Vice President and
General Counsel